AMENDED & RESTATED VOTING AGREEMENT

This Amended & Restated Voting Agreement (this “Agreement”) is made as of March 27, 2009 by and among GCA I Acquisition Corp., a Delaware corporation (“Parent”) and Robert A. Walker, a principal stockholder of Bixby Energy Systems, Inc., a Delaware corporation (the “Company”)(the “Company Principal Stockholder”).

WHEREAS, Parent and the Company Principal Stockholder entered into a certain voting agreement as of May 7, 2008 (the “Original Voting Agreement”), which Original Voting Agreement Parent and Company Principal Stockholder now wish to amend and restate in its entirety in the form of this Agreement, which shall for all purposes be deemed to supercede the Original Voting Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Bixby Energy Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”) and the Company are entering into an Amended & Restated Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company, and the Company shall be the surviving corporation following the merger (the “Merger”);

WHEREAS, as of the date hereof, the Company Principal Stockholder is a Beneficial Owner (as defined below) of the Subject Shares (as defined below); and

WHEREAS, in order to induce Parent to enter into the Merger Agreement, the Company Principal Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and of the covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties agree as follows:

1.           Certain Definitions.

(a)           “Beneficially Own” or “Beneficial Owner” with respect to any securities means having “beneficial ownership” as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(b)           “Company Capital Stock” means, jointly, the Company Common Stock and the Company Preferred Stock.

(c)           “Company Common Stock” means shares of common stock, par value $0.001 per share, of the Company.

(d)           “Company Options and Other Rights” means options, warrants and other rights to acquire, directly or indirectly, shares of Company Capital Stock.

(e)           “Company Preferred Stock” means shares of Series A convertible preferred stock, par value $0.001 per share, of the Company.

(f)           “Expiration Date” means the earlier to occur of (i) the Effective Time (as defined in the Merger Agreement) or (ii) the date on which the Merger Agreement is terminated pursuant to its terms.

 (g)           “Subject Shares” means (i) all shares of Company Capital Stock Beneficially Owned by the Company Principal Stockholder  as of the date of this Agreement, and (ii) all additional shares of Company Capital Stock of which the Company Principal Stockholder acquires Beneficial Ownership during the period from the date of this Agreement through the Expiration Date.

2.           Voting.

(a)           The Company Principal Stockholder hereby reresents that it is an “accredited investor” as such term is defined within Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

(b)           The Company Principal Stockholder hereby agrees that, prior to the Expiration Date, at any meeting of the stockholders of the Company, however called, and in any written action by consent of stockholders of the Company, unless otherwise directed in writing by Parent, the Company Principal Stockholder  shall cause to be counted as present thereat for purposes of establishing a quorum and, subject only to Parent’s compliance with applicable securities laws, shall vote, or cause to be voted, any and all Subject Shares as of the record date of such meeting or written consent:

(i)           for the adoption and approval of the Merger Agreement and the terms thereof, in favor of each of the other actions contemplated by the Merger Agreement, including without limitation the Merger and the amendment to the Company’s certificate of incorporation relating to the automatic conversion of the Company Preferred Stock upon consummation of the Merger, and in favor of any action in furtherance of any of the foregoing;

(ii)           against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(iii)           against the following actions (other than the transactions contemplated by the Merger Agreement including without limitation the Merger and the amendment to the Company’s certificate of incorporation relating to the automatic conversion of the Company Preferred Stock upon consummation of the Merger): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (B) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of the Company or any subsidiary of the Company; (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any change in the individuals who serve as members of the board of directors of the Company; (E) any amendment to the Company’s certificate of incorporation or bylaws; (F) any material change in the capitalization of the Company or the Company’s corporate structure; and (G) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement.

(c)           No provision contained in this Agreement shall prohibit the Company Principal Stockholder from voting in his capacity as a director of the Company in any manner whatsoever.

(d)           Prior to the Expiration Date, the Company Principal Stockholder shall not enter into any other agreement or understanding with any third party requiring him to vote in his capacity as a stockholder or give instructions in any manner inconsistent with clause “(i),” clause “(ii)” or clause “(iii)” of Subsection (b) of this Section 2 of this Agreement.

(e)           The Company Principal Stockholder hereby waives and agrees not to exercise  or seek to exercise any applicable “appraisal rights” under the Delaware General Corporation Law with respect to the Subject Shares in connection with the Merger and the Merger Agreement.

3.           Proof of Vote/Consent.  In the event that approval by the Company stockholders of the Merger, the Merger Agreement, and the amendment to the Company’s certificate of incorporation relating to the automatic conversion of the Company Preferred Stock upon consummation of the Merger is not obtained, then, and in such event, the Company Principal Stockholder shall promptly provide to Parent evidence in form reasonably satisfactory to Parent of the fulfillment of his obligations under this Agreement.

4.           Representations and Warranties of Stockholder.   The Company Principal Stockholder  represents and warrants to Parent as follows:

(a)           As of the date of this Agreement and at all times through the Expiration Date:

(i)           He is the Beneficial Owner (free and clear of any encumbrances or restrictions) of the outstanding shares of Company Common Stock set forth under the heading “Shares of Company Common Stock Beneficially Owned”, on the signature page hereof;

(ii)           He is the Beneficial Owner (free and clear of any encumbrances or restrictions) of the outstanding shares of Company Preferred Stock set forth under the heading “Shares of Company Preferred Stock Beneficially Owned”, on the signature page hereof;

(iii)           He is the Beneficial Owner (free and clear of any encumbrances or restrictions) of the outstanding Company Options and Other Rights set forth under the heading “Company Options and Other Rights Beneficially Owned” on the signature page hereof; and

(iv)           He does not directly or indirectly Beneficially Own any shares of Company Capital Stock or Company Options or Other Rights or other securities of the Company, other than the shares of Company Capital Stock and Company Options and Other Rights set forth on the signature page hereof.

(b)           The Company Principal Stockholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement.  This Agreement has been duly executed and delivered by the Company Principal Stockholder, and upon its execution and delivery by Parent, will constitute a legal, valid and binding obligation of the Company Principal Stockholder, enforceable against him in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally, and the availability of injunctive relief and other equitable remedies.

(c)           The execution, delivery and performance by the Company Principal Stockholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which such Company Principal Stockholder is a party or by which any of his assets may be bound.

(d)           No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Company Principal Stockholder and the consummation by Company Principal Stockholder of the transactions contemplated hereby.

5.           Covenants of Company Principal Stockholder.   The Company Principal Stockholder covenants and agrees for the benefit of Parent that, until the Expiration Date, he shall not:

(a)           sell, transfer, pledge, hypothecate, encumber, assign, tender or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance, assignment, tender or other disposition of, (i) any Subject Shares or any interest therein, or (ii) any Company Options and Other Rights or any interest therein; provided, however, that Stockholder may convert, exercise or exchange Company Options and Other Rights into or for shares of Company Capital Stock in which event such shares of Company Capital Stock shall become and be deemed Subject Shares subject to all the terms and conditions of this Agreement;

(b)           acquire any shares of the stock of Parent except pursuant to existing Company Options and Other Rights or unless such shares shall become subject to the terms of this Agreement;

(c)           grant any powers of attorney or proxies or consents in respect of any of the Subject Shares, deposit any of such Subject Shares into a voting trust, or enter into a voting agreement with respect to any of such Subject Shares; or

(d)           take any other action with respect to the Subject Shares that would in any way restrict, limit or interfere with the performance of Company Principal Stockholder’s obligations hereunder or the transactions contemplated hereby and the Merger Agreement.

6.           Adjustments; Additional Shares.   In the event (a) of any stock dividend, stock split, merger, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Subject Shares, or (b) that Company Principal Stockholder shall become the Beneficial Owner of any additional shares of Company Capital Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 2(b), then the terms of this Agreement shall apply to the shares of Company Capital Stock or other instruments or documents held by Company Principal Stockholder immediately following the effectiveness of the events described in clause (a) or Company Principal Stockholder becoming the Beneficial Owner thereof as described in clause (b), as though, in either case, they were Subject Shares hereunder.

7.           Amendments and Waivers.   Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the maximum extent permitted by law, (a) no waiver that may be given by a party shall be applicable except in the specific instance for which it was given and (b) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or the right of the party giving such notice or demand to take further action without notice or demand.

8.           Assignment.   This Agreement may not be assigned by any party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, heirs, personal representatives, successors and assigns.

9.           Entire Agreement.   This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto, set forth the entire understanding of the parties with respect to the subject matter hereof. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

10.           Notices.   Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier; (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day; or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to Parent, to:

GCA I Acquisition Corp.
115 East 57th Street, Suite 1006
New York, New York 10022
Attn: Michael M. Membrado

Facsimile: 646-486-9771

With a required copy to:

M.M. Membrado, PLLC
115 East 57th Street, Suite 1006
New York, New York 10022
Attn: Michael M. Membrado

Facsimile: 646-486-9771

If to Company Principal Stockholder:

Robert A. Walker
c/o Bixby Energy Systems, Inc.
6893 139th Lane NW
Ramsey, MN  55303

Facsimile: 763-428-7903

With a required copy to:

Davisson & Associates, PA
4124 Quebec Avenue North, Suite 306
Minneapolis, MN 55427
Attn: Peder Davisson, Esq.

Facsimile: 763-355-5679

or to such other address or to the attention of such person or persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain).  If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

11.  Captions.    All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

12.  Severability; Enforcement.   Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.  Specific Performance.   The Company Principal Stockholder acknowledges that the agreements contained in this Agreement are an integral part of the transactions contemplated by the Merger Agreement, and that, without these agreements, Parent would not enter into the Merger Agreement, and acknowledges that damages would be an inadequate remedy for any breach by the Company Principal Stockholder of the provisions of this Agreement.  Accordingly, the Company Principal Stockholder agrees that his obligations hereunder shall be specifically enforceable and he shall not take any action to impede the other from seeking to enforce such right of specific performance.

14.  Consent to Jurisdiction.   Each party irrevocably submits to the exclusive jurisdiction of (a) New York County, New York, and (b) the United States District Court for the Southern District of New York, for the purposes of any action, suit or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such action, suit or proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court sitting in New York County (including its Appellate Division).  Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 14.  Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the United States District Court for the Southern District of New York, or (ii) the Supreme Court sitting in New York County (including its Appellate Division), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

15.  Governing Law.   This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York, except to the extent that the voting of the Subject Shares is subject to the corporate law of the State of Delaware.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto all as of the day and year first above written.

GCA I ACQUISITION CORP.

By:
Name:	Michael M. Membrado
Title:	President and Chief Executive Officer

COMPANY PRINCIPAL STOCKHOLDER:

ROBERT A. WALKER

Number of shares of Company Common Stock Beneficially Owned:  1,765,002

Number of shares of Company Preferred Stock Beneficially Owned:  -0-

Number of Company Options and Other Rights Beneficially Owned:  1,190,000